EXHIBIT 99.1

ImClone Systems Incorporated
Investors:	Media:
Andrea F. Rabney	David M. F. Pitts
(646) 638-5058	(646) 638-5058
Stefania Bethlen
(646) 638-5058

IMCLONE SYSTEMS SIGNS LICENSE AGREEMENTS WITH GENENTECH AND
CENTOCOR FOR PATENT RIGHTS RELATING TO ANTIBODIES TARGETING
THE EPIDERMAL GROWTH FACTOR RECEPTOR

New York, NY, January 26, 2005 – ImClone Systems Incorporated (NASDAQ: IMCL) announced today that it has signed license agreements with Genentech (NYSE: DNA) and Centocor Inc. (a Johnson & Johnson Company) for the rights to patents covering various aspects of antibody technology (U.S. Patent 4,816,567, U.S. Patent 6,331,415, the Cabilly patents of Genentech; and U.S. Patent 5,807,715, the Morrison patent of Centocor) and certain use of epidermal growth factor receptor (EGFR) antibodies (U.S. Patent 5,770,195, the Hudziak patent of Genentech).

These licenses relate to Erbitux®, an IgG1 monoclonal antibody approved for use in irinotecan resistant or refractory, EGFR-expressing metastatic colorectal cancer, and IMC-11F8, an investigational fully-human EGFR-targeted antibody currently in Phase I clinical testing.

For Erbitux use in combination with anti-neoplastic agents, ImClone Systems’ gross royalty expense for all licenses, including Genentech, Centocor, Aventis and the University of California, is approximately 12.75 percent of North American sales and is effective from February 24, 2004. ImClone Systems receives reimbursements for a portion of these royalty expenses, resulting in a net royalty expense to ImClone Systems of 8.25 percent. After the first quarter of 2006, gross royalty expense will decrease to 9.75 percent and net royalty expense will decrease to 7.25 percent. For Erbitux monotherapy use, gross and net royalty expenses will be reduced because certain licenses are not applicable. As a condition of these agreements, certain terms, including enumerated royalty payments, will not be publicized. Fourth-quarter 2004 royalty expenses include adjustments required to bring estimated royalty expenses through the first nine months of the year in line with actual obligations.

For sales outside of North America, of Erbitux manufactured in the U.S., such expenses will be passed through to ImClone Systems’ partner Merck KGaA as a component of cost of goods for commercial product.

“We are pleased to have concluded these negotiations and to be in a position to give greater clarity to our investors with regard to our Erbitux royalty expenses,” stated Daniel S. Lynch, Chief Executive Officer of ImClone Systems.

About ImClone Systems Incorporated

ImClone Systems Incorporated is committed to advancing oncology care by developing and commercializing a portfolio of targeted biologic treatments designed to address the medical needs of patients with a variety of cancers. The Company’s three programs include growth factor blockers, angiogenesis inhibitors and cancer vaccines. ImClone Systems’ strategy is to become a fully integrated biopharmaceutical company, taking its development programs from the research stage to the market. ImClone Systems’ headquarters and research operations are located in New York City, with additional administration and manufacturing facilities in Branchburg, New Jersey.

Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the company’s ability to control or predict. Important factors that may cause actual results to differ materially and could impact the company and the statements contained in this news release can be found in the company’s filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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